RYAN BECK & CO.   April 14, 2004

Schedule 3

                            MUTUAL HOLDING COMPANIES

                                UPDATED ANALYSIS
                                   APRIL 2004

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                             Clifton Savings Bancorp: Fully Converted Worksheet
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                    (Dollars in thousands, except share data)
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                               Company Description
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Clifton Savings Bancorp, Inc (CSBK-$12.12-NASDAQ-Not Rated) is the holding company for Clifton Savings Bank, S.L.A, headquartered in
Clifton, New Jersey. The company completed a minority stock offering in March 2004, selling 45.0% of its total shares outstanding.
Proforma for the offering, CSBK has approxiamtely $749 million in assets and $188 million in equity. The Bank provides community banking services through 10 offices in the northeastern New Jersey counties of Passaic and Bergen.
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                             Second Step Assumptions
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
Stock Price on Apr 13,       $12.12            Common Equity                $188,350          Common Shares       30,545,406
2004
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Re-Investment Rate            2.25%            Tang Common/Tang Assets         25.1%          MHC Shares          16,806,694
(pretax)
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Tax Rate (marginal)           35.0%            ESOP %                           4.0%          Minority Shares     13,738,712
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2004 Est. Net Income          3,371            ESOP Amort period                  20          Minority %               45.0%
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Assets (pre 2nd step)       749,151            MRP %                            4.0%          Underwriting              1.0%
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Intangible                        0            MRP Amort period                    5          Fixed Offering             775
                                                                                              Expenses
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

                                                      Midpoint               Maximum           Super Max
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   Appraisal Value                                    $314,125              $361,244            $415,430
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   Offering Price per Share                             $10.00                $10.00              $10.00
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   Shares Offered                                   17,283,786            19,876,354          22,857,808
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   Exchange Shares                                  14,128,714            16,248,021          18,685,224
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   Shares Outstanding                               31,412,500            36,124,375          41,543,031
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   Shares Outstanding w/SOP 93-6                    30,202,635            34,733,030          39,942,985
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   Exchange Ratio                                       1.0284                1.1826              1.3600
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   Adjusted Minority %                                   45.0%                 45.0%               45.0%
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   Adjusted Majority %                                   55.0%                 55.0%               55.0%
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   Gross Proceeds                                     $172,838              $198,764            $228,578
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    Estimated Expenses                                 (2,503)               (2,763)             (3,061)
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   Estimated Net Proceeds                              170,334               196,001             225,517
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    Capital at the MHC                                       0                     0                   0
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    Stock Acquired by ESOP                             (6,914)               (7,951)             (9,143)
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    Stock Acquired by MRP                              (6,914)               (7,951)             (9,143)
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   Estimated Net Proceeds for Reinvestment            $156,507              $180,100            $207,231
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   Consolidated Net Income:
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   2004 Estimated Earnings                              $3,371                $3,371              $3,371
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   Pro Forma Earnings on Net Proceeds                    2,289                 2,634               3,031
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   Pro Forma ESOP Adjustment                             (225)                 (258)               (297)
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   Pro Forma MRP Adjustment                              (899)               (1,034)             (1,189)
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   Pro Forma Operating Net Income                       $4,537                $4,713              $4,916
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   Pro Forma Net Income per Share                        $0.15                 $0.14               $0.12
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   Stockholders' Equity:
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                                                      $188,350              $188,350            $188,350
   Historical
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    Capital at the MHC                                       0                     0                   0
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    Estimated Net Proceeds                             170,334               196,001             225,517
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    Stock Acquired by ESOP                             (6,914)               (7,951)             (9,143)
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    Stock Acquired by MRP                              (6,914)               (7,951)             (9,143)
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    Pro Forma Stockholders' Equity                    $344,857              $368,450            $395,581
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    Pro Forma Stockholders' Tang Equity               $344,857              $368,450            $395,581
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   Book Value per Share (pro forma)                     $10.98                $10.20               $9.52
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   Tangible Book Value per Share (pro forma)            $10.98                $10.20               $9.52
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   Return on Assets (pro forma)                          0.49%                 0.50%               0.50%
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   Return on Common Equity (pro forma)                    1.0%                  0.9%                0.9%
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   Common Equity/Assets (pro forma)                      37.5%                 39.0%               40.6%
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   Pro Forma Second Step Pricing:
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   Offering Price to Pro Forma Earnings                   66.6x                 73.7x               81.2x
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   Offering Price to Pro Forma Book Value                  91%                   98%                105%
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   Offering Price to Pro Forma Tang Book Value             91%                   98%                105%
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   Fully Converted Value to Minority Shareholders:
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   Current Minority Share Price to Pro Forma Earnings      78.5x                 75.5x                 72.4x
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   Current Minority Share Price to Pro Forma Book Value    107%                  100%                   94%
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   Current Minority Share Price to Pro Forma Tang Book     107%                  100%                   94%
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   Value to Minority Shareholders Assuming Pro Forma 2nd Step Stock At:
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   100% of Book Value                                     $11.29                $12.06                $12.95
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   110% of Book Value                                     $12.42                $13.27                $14.25
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   120% of Book Value                                     $13.55                $14.47                $15.54
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   130% of Book Value                                     $14.68                $15.68                $16.84
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